SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 17, 2012

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-33393	94-3306718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 800, Bethesda, MD 20814
(Address Of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2012, Northwest Biotherapeutics, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with a non-affiliated investor for the sale and issuance of a convertible promissory note in the principal amount of $1,105,000 (the “Note”). The Holder may elect to convert all or part of the Note into common stock of the Company, beginning 180 days after the issuance of the Note. If the Holder elects any such conversion, the conversion price will be $1.25 per share.

The Note matures 19 months after the issue date. Commencing 7 months after the issuance of the Note, the Company is required to begin amortizing the Note, with monthly payments over the remaining 12 months of the term. It is the Company’s choice each month whether to make that month’s payment in cash or in common stock of the Company, as long as the Company does not default. If the Company elects to make any such monthly payment in stock, the conversion price for such payment will be at a 20% discount to the market price at the time of the conversion for that payment.

The Note includes an original issue discount of $100,000 and transaction fees of $5,000. Interest on the Note accrues at a rate of 8% per annum. The Note contains customary default provisions, including provisions for potential acceleration of the Note, a default premium of 10%, default interest and potential requirements to deliver additional shares.

On August 20, 2012, the Company entered into an Affirmation Agreement with an existing non-affiliated investor, pursuant to which the investor agreed to restrictions on the sale of stock it holds, and agreed to forego certain warrants. In return, the Company agreed to allow the investor to convert debt of $487,208.25, under an existing Note, into 2,657,345 shares of the Company’s common stock. The investor may also elect to return up to one million shares of common stock to the Company, and have a corresponding portion of the existing Note reinstated, but with the maturity date extended to April 24, 2013.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed in this Item 2.03 is incorporated herein by reference from Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the issuance did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the investor; the Registrant obtained representations from the investor regarding its investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC

Dated: August 23, 2012	By:	/s/ Linda Powers
Name: Linda Powers
Title: Chief Executive Officer and Chairman

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